UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 1, 2017

TUESDAY MORNING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19658	75-2398532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6250 LBJ Freeway, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On October 1, 2017, the Company, Jeereddi II, LP (“Jeereddi II”), Purple Mountain Capital Partners LLC (“PMCP”) and certain of Jeereddi II and PMCP’s affiliates (Jeereddi II and PMCP, together with their affiliates, the “Jeereddi/PMCP Group”) entered into a cooperation agreement (the “Cooperation Agreement”) to settle the contested election for directors at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”). The Jeereddi/PMCP Group currently beneficially owns 1,066,688 shares of the Company’s common stock, or approximately 2.32%.

Pursuant to the terms of the Cooperation Agreement, the Company agreed to nominate James T. Corcoran for election to the Board at the 2017 Annual Meeting. If elected, Mr. Corcoran will be appointed to the Nominating and Governance Committee. Mr. Corcoran’s nomination will fill a vacancy created by the anticipated retirement of one of the Company’s directors, effective as of immediately following the 2017 Annual Meeting. Under the terms of the Cooperation Agreement, Mr. Corcoran will offer his resignation to the Board if at any time the Jeereddi/PMCP Group no longer beneficially owns at least 533,344 shares of the Company’s common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments, the “Minimum Ownership Threshold”). In addition, so long as the Jeereddi/PMCP Group meets the Minimum Ownership Threshold, the Jeereddi/PMCP Group will be entitled to certain replacement rights during the Standstill Period (as defined below) in the event Mr. Corcoran is unable to serve as a director.

Also under the terms of the Cooperation Agreement, Jeereddi II agreed to irrevocably withdraw its notice of nomination of candidates for election at the 2017 Annual Meeting previously submitted to the Company on August 18, 2017. In addition, each member of the Jeereddi/PMCP Group agreed that it will not, directly or indirectly, (i) nominate or recommend for nomination any person for election at the 2017 Annual Meeting or at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”), (ii) submit proposals for consideration or otherwise bring any business before the 2017 and 2018 Annual Meetings, or (iii) engage in certain activities related to “withhold” or similar campaigns with respect to the 2017 and 2018 Annual Meetings.

The Cooperation Agreement also provides that at the 2017 and 2018 Annual Meetings, each member of the Jeereddi/PMCP Group will cause all shares of the Company’s common stock beneficially owned by them to be present and voted (i) in favor of all of the directors nominated for election by the Board, (ii) in favor of the appointment of the Company’s independent registered accounting firm for the years ended June 30, 2017 and June 30, 2018, respectively, and (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, provided, however, that to the extent that the recommendation of both Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) differs from the Board’s recommendation with respect to any matter other than nominees for election as directors to the Board, the Jeereddi/PMCP Group shall have the right to vote in accordance with the recommendation of ISS and Glass Lewis with respect to such matters.

Further, under the terms of the Cooperation Agreement, each member of the Jeereddi/PMCP Group agreed to certain normal and customary standstill provisions during a standstill period, which is defined as the period beginning on the date of the Cooperation Agreement and through the later of (x) the date that is the first day to submit stockholder nominations for the 2019 annual meeting of stockholders pursuant to the Company’s Bylaws (the “2019 Advance Notice Date”) and (y) the date that Mr. Corcoran no longer serves on the Board; provided, however, that if Mr. Corcoran is not re-nominated by the Board for election at the 2018 Annual Meeting, the Standstill Period shall end thirty (30) days following the conclusion of the 2018 Annual Meeting; and provided, further, that if Mr. Corcoran resigns for any reason prior to the 2019 Advance Notice Date, the Standstill Period shall continue until the 2019 Advance Notice Date (the “Standstill Period”). Among other things, the standstill provisions provide that each member of the Jeereddi/PMCP Group will not:

•                  engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities;

•                  form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of the Company’s common stock, other than a group comprised solely of the Jeereddi/PMCP Group and its affiliates;

•                  deposit any common stock into a voting trust or subject any common stock to  any arrangement or agreement with respect to the voting of any common stock, other than any such voting trust, arrangement or agreement solely among the members of the Jeereddi/PMCP Group;

•                  engage in any short sale or purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including, without limitation, any put or call option or swap transaction) with respect to any security (other than a board-based market basket or index) that includes, related to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

•                  seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors;

•                  call or seek to call or request the call of any meeting of stockholders, including by written consent;

•                  seek, alone or in concert with others, representation on, or nominate or publicly recommend any candidate to, the Board or seek to control or influence the governance or policies of the Company;

•                  make any proposal for consideration by stockholders at any annual or special meeting of stockholders, or by written consent;

•                  make any offer or proposal (with or without conditions) with respect to any tender offer, merger, acquisition, recapitalization, restructuring, liquidation, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving the Company, or encourage, initiate or support any other third party with respect to any of the foregoing, or

•                  with certain exceptions, institute, solicit or join, as a party, any litigation, arbitration or other proceeding against the Company or any of its current or former directors or officers (including derivative actions).

Each of the parties also agreed to certain mutual non-disparagement obligations, and the Company agreed to reimburse the Jeereddi/PMCP Group for its reasonable, documented out-of-pocket fees and expenses, including legal expenses, occurred in connection with the matters related to the negotiation and execution of the Cooperation Agreement, up to a maximum of $25,000.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

A copy of the press release issued by the Company and the Jeereddi/PMCP Group regarding the Cooperation Agreement is attached hereto as Exhibit 99.1.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1

Agreement, dated as of October 1, 2017, by and among Tuesday Morning Corporation, Jeereddi II, LP, Purple Mountain Capital Partners LLC and the entities and natural persons set forth in the signature pages thereto.

99.1	Press Release dated October 2, 2017.

EXHIBIT INDEX

Exhibit Number	Description

10.1

Agreement, dated as of October 1, 2017, by and among Tuesday Morning Corporation, Jeereddi II, LP, Purple Mountain Capital Partners LLC and the entities and natural persons set forth in the signature pages thereto.

99.1	Press Release dated October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: October 2, 2017	By:	/s/ BRIDGETT C. ZETERBERG
Bridgett C. Zeterberg
Senior Vice President, General Counsel and Secretary